                                     BYLAWS

                                       OF

                           PRETZELMAKER HOLDINGS, INC.


                                    ARTICLE I

                                     OFFICES
                                     -------

Section 1.  Offices:

            The principal office of the Corporation shall be at 555 Seventeenth Street, 14th Floor, Denver, CO 80202, and the Corporation shall have other offices at such places as the Board of Directors may from time to time determine.


                                   ARTICLE II

                             STOCKHOLDER'S MEETINGS
                             ----------------------

Section 2.  Place:

            The place of stockholders' meetings shall be the principal office of the Corporation unless some other place either within or without the State of Colorado shall be determined and designated from time to time by the Board of Directors.

Section 3.  Annual Meeting:

            The annual meeting of the stockholders of the Corporation for the election of directors to succeed those whose terms expire, and for the transaction of such other business as may properly come before the meeting, shall be held each year on a date to be determined by the Board of Directors beginning in the year 1996. If the annual meeting of the stockholders be not held, or if held and directors shall not have been elected for any reason, then the election of directors may be held at any meeting of stockholders thereafter called pursuant to these Bylaws and the laws of Colorado.

Section 4.  Special Meeting:
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            Special meetings of the stockholders for any purpose or purposes may be called by the President, the Board of Directors, or the holders of ten percent (10%) or more of all the shares entitled to vote at such meeting, by the giving of notice in writing as hereinafter described.

Section 5.  Voting:

            At all meetings of stockholders, voting may be viva voce; but any qualified voter may demand a stock vote, whereupon such vote shall be taken by ballot and the Secretary shall record the name of the stockholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder. Voting may be in person or by proxy appointed in writing, manually signed by the stockholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided therein.

            Each stockholder shall have such rights to vote as the Articles of Incorporation provide for each share of stock registered in his name on the books of the Corporation, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date, not to exceed, in any case, fifty (50) days preceding the meeting, for the determination of stockholders entitled to vote. The Secretary of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

Section 6.  Order of Business:

            The order of business at any meeting of stockholders shall be as follows:

            1. Calling the meeting to order.

            2. Calling of roll.

            3. Proof of notice of meeting.

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            4. Report of the Secretary of the stock represented at the meeting and the existence or lack of a quorum.

            5. Reading of minutes of last previous meeting and disposal of any unapproved minutes.

            6. Reports of officers.

            7. Reports of committees.

            8. Election of directors, if appropriate.

            9. Unfinished business.

            10.New business.

            11.Adjournment.

            12. To the extent that these Bylaws do not apply, Roberts' Rules of Order shall prevail.

Section 7.  Notices:

            Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty
(50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 8.  Quorum:

            A quorum at any annual or special meeting shall consist of the representation in person or by proxy of a majority in number of shares of the outstanding capital stock of the Corporation entitled to vote at such meeting. In the event a quorum be not present, the meeting may be adjourned by those present for a period not to exceed sixty (60) days at any one adjournment; and no further notice of the meeting or its adjournment shall be required. The stockholders entitled to vote, present either in

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person or by proxy at such adjourned meeting, shall, if equal to a majority of the shares entitled to vote at the meeting, constitute a quorum, and the votes of a majority of those present in numbers of shares entitled to vote shall be deemed the act of the shareholders at such adjourned meeting.

Section 9.  Action by Shareholders Without a Meeting:

            Any action required to be or which may be taken at a meeting of the shareholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                                   ARTICLE III

                               BOARD OF DIRECTORS
                               ------------------

Section 10. Organization and Powers:

            The Board of Directors shall constitute the policy-making or legislative authority of the Corporation. Management of the affairs, property, and business of the Corporation shall be vested in the Board of Directors, which shall consist of not less than one and not more than ten members, who shall be elected at the annual meeting of stockholders by a plurality vote for a term of one (1) year, and shall hold office until their successors are elected and qualify. Directors need not be stockholders. Directors shall have all powers with respect to the management, control, and determination of policies of the Corporation that are not limited by these Bylaws, the Articles of Incorporation, or the statutes of the State of Colorado, and the enumeration of any power shall not be considered a limitation thereof.

Section 11. Vacancies:

            Any vacancy in the Board of Directors, however caused or created, shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, or at a special meeting of the stockholders called for that purpose. The directors elected to fill vacancies shall hold office for the unexpired term and until their successors are elected and qualify.

Section 12. Regular Meetings:

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            A regular meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after and at the same place as the annual meeting of stockholders or any special meeting of stockholders at which a director or directors shall have been elected. The Board of Directors may provide by resolution the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

Section 13. Special Meetings:

            Special meetings of the Board of Directors may be held at the principal office of the Corporation, or such other place as may be fixed by resolution of the Board of Directors for such purpose, at any time on call of the President or of any member of the Board, or may be held at any time and place without notice, by unanimous written consent of all the members, or with the presence and participation of all members at such meeting. A resolution in writing signed by all the directors shall be as valid and effectual as if it had been passed at a meeting of the directors duly called, constituted, and held.

Section 14. Notices:

            Notices of both regular and special meetings, save when held by unanimous consent or participation, shall be mailed by the Secretary to each member of the Board not less than three days before any such meeting and notices of special meetings may state the purposes thereof. No failure or irregularity of notice of any regular meeting shall invalidate such meeting or any proceeding thereat.

Section 15. Quorum and Manner of Acting:

            A quorum for any meeting of the Board of Directors shall be a majority of the Board of Directors as then constituted. Any act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action of such majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board, shall always be as valid and effective in all respects as if otherwise duly taken by the Board of Directors.

Section 16. Executive Committee:

            The Board of Directors may by resolution of a majority of the Board designate two (2) or more directors to constitute an executive committee, which

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committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; but the designation of such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law.

Section 17. Order of Business:

            The order of business at any regular or special meeting of the Board of Directors, unless otherwise prescribed for any meeting by the Board, shall be as follows:

            1. Reading and disposal of any unapproved minutes.

            2. Reports of officers and committees.

            3. Unfinished business.

            4. New business.

            5. Adjournment.

            6. To the extent that these Bylaws do not apply, Roberts' Rules of Order shall prevail.

Section 18. Remuneration:

            No stated salary shall be paid to directors for their services as such, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board. Members of special or standing committees may be allowed like compensation for attending meetings. Nothing herein contained shall be construed to preclude any director from receiving compensation for serving the Corporation in any other capacity, subject to such resolutions of the Board of Directors as may then govern receipt of such compensation.


                                   ARTICLE IV

                                    OFFICERS
                                    --------

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Section 19. Titles:

            The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer, the last two of which offices may be combined and held by one person, who shall be elected for one (1) year by the directors at their first meeting following the annual meeting of stockholders. Such officers shall hold office until their successors are elected and qualify. The Board of Directors may appoint from time to time such other officers as it deems desirable who shall serve during such terms as may be fixed by the Board at a duly held meeting. The Board, by resolution, shall specify the titles, duties and responsibilities of such officers.

Section 20. President:

            The President shall preside at all meetings of stockholders and, in the absence of a, or the, Chairman of the Board of Directors, at all meetings of the directors. He shall be generally vested with the power of the chief executive officer of the Corporation and shall countersign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors or required by law. He shall make reports to the Board of Directors and stockholders and shall perform such other duties and services as may be required of him from time to time by the Board of Directors.

Section 21. Vice President:

            The Vice President shall perform all the duties of the President if the President is absent or for any other reason is unable to perform his duties and shall have such other duties as the Board of Directors shall authorize or direct.

Section 22. Secretary:

            The Secretary shall issue notices of all meetings of stockholders and directors, shall keep minutes of all such meetings, and shall record all proceedings. He shall have custody and control of the corporate records and books, excluding the books of account, together with the corporate seal. He shall make such reports and perform such other duties as may be consistent with his office or as may be required of him from time to time by the Board of Directors.

Section 23. Treasurer:

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            The Treasurer shall have custody of all moneys and securities of the
Corporation and shall have supervision over the regular books of account. He shall deposit all moneys, securities, and other valuable effects of the Corporation to such banks and depositories as the Board of Directors may designate and shall disburse the funds of the Corporation in payment of just debts and demands against the Corporation, or as they may be ordered by the Board of Directors, shall render such account of his transactions as may be required of him by the President or the Board of Directors from time to time and shall otherwise perform such duties as may be required of him by the Board of Directors.

            The Board of Directors may require the Treasurer to give a bond indemnifying the Corporation against larceny, theft, embezzlement, forgery, misappropriation, or any other act of fraud or dishonesty resulting from his duties as Treasurer of the Corporation, which bond shall be in such amount as appropriate resolution or resolutions of the Board of Directors may require.

Section 24. Vacancies or Absences:

            If a vacancy in any office arises in any manner, the directors then in office may choose, by a majority vote, a successor to hold office for the unexpired term of the officer. If any officer shall be absent or unable for any reason to perform his duties, the Board of Directors, to the extent not otherwise inconsistent with these Bylaws, may direct that the duties of such officer during such absence or inability shall be performed by such other officer or subordinate office, as seems advisable to the Board.



Section 25. Compensation:

            No officer shall receive any salary or compensation for his services unless and until the Board of Directors authorizes and fixes the amount and terms of such salary or compensation.

                                    ARTICLE V

                                      STOCK
                                      -----

Section 26. Certificates of Shares:

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            Each holder of stock of the Corporation shall be entitled to a stock certificate signed by the President or Vice President and also by the Secretary or an assistant secretary of the Corporation. The certificates of shares shall be in such form, not inconsistent with the Certificate of Incorporation or Articles of Incorporation, as shall be prepared or approved by the Board of Directors. (All certificates shall be prepared or approved by the Board of Directors). All certificates shall be consecutively numbered. Each certificate shall state upon its face that the Corporation is organized under the laws of this state; the name of the person to whom issued; the number and class of shares; and the designation of the series, if any, which such certificate represents; the par value of each share represented by the certificate, or a statement that the shares are without par value. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books, and no certificate shall be valid unless it be signed by the President or Vice President and by the Secretary or an assistant secretary of the Corporation. The seal of the Corporation affixed to stock certificates may be a facsimile. The signatures of officers as above described on any such certificate may be a facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

Section 27. New Certificates:

            All certificates surrendered to the Corporation shall be canceled and no new certificate shall be issued, except to evidence transfer of stock from the unissued stock or treasury of the Corporation, or in the case of a lost certificate, except upon posting a bond of indemnity in such form and with such surety or sureties and for such amount as shall be satisfactory to the directors and upon producing by affidavit or otherwise such evidence of loss or destruction as the Board may require, until the former certificates for the same number of shares have been surrendered and canceled.

Section 28. Transfer of Shares:

            Shares in the capital stock of the Corporation shall be transferred only on the books of the Corporation by the holder thereof in person, or by his attorney, upon surrender and cancellation of certificates for a like number of shares. The delivery of a certificate of stock of this Corporation to a bona fide purchaser or pledgee for value, together with a written transfer of the same or a written power of attorney to sell, assign, and transfer the same, signed by the owner of the certificate, shall be a sufficient delivery to transfer the title against all persons except the Corporation. No transfer of stock shall be valid against the Corporation until it shall have been registered upon the books of the Corporation.

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Section 29. Closing of Transfer Books or Provisions for Record Date:

            The stock transfer books may be closed by the Board of Directors for a period not exceeding fifty (50) days prior to any meeting of the stockholders or prior to the payment of dividends; or the Board of Directors may fix in advance a day not more than fifty (50) days prior to the holding of any such meeting of stockholders or payment of dividends as the day as of which stockholders entitled to notice of and to vote at such meeting or to payment of dividends, as the case may be, shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting, or to receive dividends, as the case may be.

Section 30. Regulations:

            The Board of Directors shall have power and authority to take all such rules and regulations as they deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation. The Board of Directors may appoint a Transfer Agent and a Registrar and may require all stock certificates to bear the signature of such Transfer Agent or such Registrar.

Section 31. Restrictions on Stock:

            The Board of Directors may restrict any stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable or by restricting the transfer of the stock, under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the Articles of Incorporation or the laws of the State of Colorado. Any stock so restricted must carry a stamped legend setting out the restriction or conspicuously noting the restriction and stating where it may be found in the records of the Corporation.


                                   ARTICLE VI

                             DIVIDENDS AND FINANCES
                             ----------------------

Section 32. Dividends:

            Dividends may be declared by the directors and paid out of any funds legally available therefor under the laws of Colorado, as may be deemed advisable from time to time by the Board of Directors of the Corporation. Before declaring any

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dividends, the Board of Directors may set aside out of net profits or earned or other surplus such sums as the Board may think proper as a reserve fund to meet contingencies or for other purposes deemed proper and to the best interests of the Corporation.

Section 33. Monies:

            The monies, securities, and other valuable effects of the Corporation shall be deposited in the name of the Corporation in such banks or trust companies as the Board of Directors shall designate and shall be drawn out or removed only as may be authorized by the Board of Directors from time to time.

Section 34. Fiscal Year:

            Unless and until the Board of Directors by resolution shall determine otherwise, the fiscal year shall begin on the 1st day of January and end on the 31st day of December, and the first fiscal period shall end December 31, 1995.


                                   ARTICLE VII

                                      SEAL
                                      ----

            The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "SEAL, Colorado," and shall be entrusted in the care of the Secretary or such other officer of the Corporation as the Board of Directors shall designate.


                                  ARTICLE VIII

                                     NOTICES
                                     -------

Section 35. Requirements:

            Whenever a notice shall be required by the statutes of the State of Colorado or by these Bylaws, such notice may be given in writing by depositing the same in the United States mails in a postpaid, sealed envelope addressed to the person for whom such notice is intended to his or her home or other address, as the same shall appear on the stock transfer books of the Corporation. The time of mailing shall be deemed to be the time of giving such notice. A waiver of any notice in writing, signed

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by a stockholder, director, or officer, whether before, at, or after the time stated in such waiver for holding a meeting, shall be deemed the equivalent of duly giving such notice.

Section 36. Presence:

            The presence of any officer at a meeting, or the presence of any stockholder or director at a meeting, unless such presence is for the sole purpose of objecting to the holding of such meeting on the ground that it is not duly held or convened, shall in all events be considered a waiver of notice thereof; and failure to vote thereat shall not defeat the effectiveness of such waiver.

Section 37. Ratification:

            The ratification or approval in writing of the minutes of any meeting of officers, stockholders, or directors shall have the same force and effect as if the ratifying or approving officer, director, or stockholder were present in person at said meeting.







                                   ARTICLE IX

                                   AMENDMENTS
                                   ----------

            These Bylaws may be altered, amended, or repealed by the Board of Directors by resolution of a majority of the Board.


                                    ARTICLE X

                                 INDEMNIFICATION
                                 ---------------

            The Corporation shall indemnify any and all of its directors or officers, or former directors or officers, or any person who may have served at its request as a director or officer of another corporation in which this Corporation owns shares of capital stock or of which it is a creditor and the personal representatives of all such persons, against expenses actually and necessarily incurred in connection with the

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defense of any action, suit, or proceeding in which they, or any of them, were made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or person shall have been adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of any duty owed to the Corporation. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, independently of this Article X, by law, under any Bylaw agreement, vote of stockholders, or otherwise.


                                   ARTICLE XI

                              CONFLICTS OF INTEREST
                              ---------------------

                  No contract or other transaction of the Corporation with any other persons, firms or corporations, or in which the Corporation is interested, shall be affected or invalidated by the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or by the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction; and relieves every person who may become a director or officer of the Corporation from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may in any way be interested.

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                                   CERTIFICATE
                                   -----------

                  I do hereby certify that I was Secretary of the meeting of the Board of Directors duly called and held on the 28th day of February, 1995, and I do hereby certify that the above and foregoing Bylaws were duly adopted as the Bylaws of said Corporation at such meeting.


                                          -------------------------------------
                                          Marc N. Geman, Secretary


(SEAL)

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